UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2005 (July 1, 2005)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into or Amendment of Material Definitive Agreement.

On July 1, 2005, Endo Pharmaceuticals Inc. (“EPI”), a wholly owned subsidiary of the Registrant, entered into a Co-Promotion Agreement (the “Co-Promotion Agreement”) with Vernalis Development Limited (“Vernalis”). The Co-Promotion Agreement is related to that certain license agreement that EPI entered into on July 14, 2004 with Vernalis (the “License Agreement”), under which Vernalis agreed to exclusively license to EPI rights to market Vernalis’s Frova® (frovatriptan) product in North America. Pursuant to the License Agreement, Vernalis had retained rights to co-promote Frova® in the United States. Vernalis has exercised its co-promotion option and the Co-Promotion Agreement sets forth the detailed terms and conditions governing such co-promotion and amends, restates and supersedes certain sections of the License Agreement. A copy of the Co-Promote Agreement is filed herewith as Exhibit 10.48.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.48.1	Co-Promotion Agreement, dated as of July 1, 2005, by and between Endo Pharmaceuticals Inc. and Vernalis Development Limited**

**	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)
By:	/s/ Caroline b. manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: July 8, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

10.48.1	Co-Promotion Agreement, dated as of July 1, 2005, by and between Endo Pharmaceuticals Inc. and Vernalis Development Limited**

**	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.